EXHIBIT 32

In connection with the quarterly report of EFL Overseas, Inc., (the “Company”) on Form 10-Q for the fiscal quarter ended February 28, 2011 as filed with the Securities Exchange Commission on the date hereof (the “Report”), we, Keith Macdonald, the Principal Executive and Herbert Schmidt, Principal Financial and Accounting Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: April 13, 2011	EFL OVERSEAS, INC

/s/ Keith Macdonald
Keith Macdonald,
Principal Executive Officer

Date: April 13, 2011

/s/ Herbert Schmidt
Herbert Schmidt,
Principal Financial and Accounting Officer